EXHIBIT 99.2

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

In connection with this quarterly report on Form 10-Q of The Wet Seal, Inc. for the period ended May 3, 2003, I, Irving Teitelbaum, Chairman of the Board and Interim Chief Executive Officer of The Wet Seal, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Form 10-Q for the period ended May 3, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Form 10-Q for the period ended May 3, 2003 fairly presents, in all material respects, the financial condition and results of operations of The Wet Seal, Inc.

Date: June 5, 2003	/s/ IRVING TEITELBAUM
Irving Teitelbaum Chairman of the Board and Interim Chief Executive Officer (Principal Executive Officer)